SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    June 23, 2004

GENERAL MILLS, INC.

(Exact Name of Registrant as Specified in Charter)
Delaware	1-1185	41-0274440

(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)
Number One General Mills Boulevard
Minneapolis, Minnesota		55426
(Mail: P.O. Box 1113)		(Mail: 55440)

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (763) 764-7600

Item 5.    Other Events.

        On June 23, 2004, the Registrant announced that Paul S. Walsh and John M. Keenan resigned from the Registrant’s Board of Directors. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

        In connection with the resignations of Messrs. Walsh and Keenan, the Registrant and Diageo entered into a Second Amendment to Stockholders Agreement to terminate Diageo’s right to designate two nominees for election to Registrant’s Board of Directors. A copy of the Second Amendment to Stockholders Agreement, dated June 23, 2004, by and among the Registrant, Diageo plc and Diageo Atlantic Holding B.V. is filed herewith as Exhibit 99.2 and incorporated herein by reference.

        On June 23, 2004, the Registrant announced that it had filed a Universal Shelf Registration Statement. The registration statement also covers the sale, subject to conditions set forth in the registration statement, of an aggregate of 49.91 million shares of Registrant’s common stock by Diageo plc. A copy of the press release is filed herewith as Exhibit 99.3 and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits. The following exhibits are filed as part of this report:

99.1	Press release of General Mills, Inc. dated June 23, 2004

99.2	Second Amendment to Stockholders Agreement, dated June 23, 2004, by and among General Mills, Inc., Diageo plc and Diageo Atlantic Holding B.V.

99.3	Press release of General Mills, Inc. dated June 23, 2004.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2004	GENERAL MILLS, INC.
	By:	/s/ Siri S. Marshall

	Name:	Siri S. Marshall
	Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of General Mills, Inc. dated June 23, 2004.

99.2	Second Amendment to Stockholders Agreement, dated June 23, 2004, by and among General Mills, Inc., Diageo plc and Diageo Atlantic Holding B.V.

99.3	Press release of General Mills, Inc. dated June 23, 2004.